EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:  Debra Nalchajian-Cohen

Cohen Communications

(559) 222-1322

CENTRAL VALLEY COMMUNITY BANCORP

REPORTS 86% GROWTH IN SECOND QUARTER 2005 EARNINGS

CLOVIS, CALIFORNIA…July 15, 2005… Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $1,533,000, or $0.48 per diluted share, for the quarter ended June 30, 2005, representing an increase of 86%, compared to $825,000, or $0.29 per diluted share, for the same period in 2004.

The improvement in net income is primarily a result of overall growth of loans and deposits due to both internal growth and the merger of Bank of Madera County following the close of business on December 31, 2004 and increases in interest rates which continue to have a positive impact on the net interest margin.

Net interest income increased for the second quarter 2005 by 55%, compared to the second quarter 2004.  This increase reflects the effect of the 225 basis point increases in the prime interest rate that have occurred since June 30, 2004.  Also contributing to the increase in net interest income was a 34% increase in average earning assets to $407,780,000 for the second quarter 2005 compared to $304,240,000 for the same period in 2004.   Non-interest income increased by 12% for the second quarter 2005, which was primarily due to a $72,000 gain realized on the sale of securities in the second quarter 2005. Non-interest expense increased 28%, when comparing second quarter 2005 to second quarter 2004, primarily from the increases in salary and benefit expenses that is primarily attributable to the merger with Bank of Madera County.

The Company’s net interest margin on a fully tax equivalent basis was 5.40% for the second quarter 2005, a full 70 basis point increase, compared to 4.70% in 2004.  Average assets grew 33% to $449,737,000 during the second quarter of 2005, compared to $339,216,000 in 2004.  This growth included $68,000,000 in assets from the merger of Bank of Madera County as of December 31, 2004.  Asset quality continued to be strong in the second quarter of 2005.  The Company had $432,000 in other real estate with sale pending and no loss is anticipated for the Company.  Average loans increased $79,819,000, or 42%, to $271,421,000 in the second quarter of 2005, compared to $191,602,000 for the same period in 2004.  As of December 31, 2004, Bank of Madera County had $45,779,000 in total loans. Average deposits increased $100,916,000, or 34%, to $402,542,000 for the second quarter of 2005, compared to $301,626,000 in 2004.  The merger with Bank of Madera County contributed $63,769,000 in total deposits on December 31, 2004.  Return on average equity was 16.15% at June 30, 2005, compared to 12.25% at June 30, 2004.  Return on average assets increased to 1.36% at June 30, 2005, compared to 0.97% at June 30, 2004.

For the six month period ended June 30, 2005, the Company reported net income of $2,727,000, or $0.85 diluted earnings per share, compared to $1,686,000, or $0.58 diluted earnings per share, in the same period of 2004.   Net interest income for the six months ended June 30, 2005 was $10,394,000, compared to $6,830,000 for the same period of 2004, a $3,564,000 or 52% increase.  The increase in net interest income is primarily the result of increased volumes in earning assets combined with the increases in interest rates.  Non- interest income for 2005 decreased 16% in the periods under review due mainly to a decrease in gains realized on the sale of investments. Non-interest expense for 2005 increased 26% in the periods under review due partially to the operations of the newly acquired Bank of Madera County and a 26% increase in salaries and benefits.

The Company’s net interest margin on a fully tax equivalent basis was 5.30% for the six-month period ended June 30, 2005, up 58 basis points from 4.72% for the six-month period ended June 30, 2004.  During the six-month period ended June 30, 2005, total average assets were $446,325,000 compared to $334,619,000 during the same period in 2004, an increase of 33%.  Total average loans were $264,493,000 for the six-month period ended June 30, 2005 compared to

$187,281,000 for the same period in 2004, an increase of 41%.  The Company had $98,000 in net recoveries on previously charged off loans for the six months ended June 30, 2005.  Total average deposits increased 35% to $399,210,000 during the six months ended June 30, 2005 compared to $296,358,000 during the same period in 2004.

“Second quarter 2005 was a record quarter for earnings growth, which was driven primarily by a blend of overall loan and deposit growth and the ability to realize the benefits and growth from the merger with Bank of Madera County that has now been in place for two quarters.  The net interest margin has also improved significantly with the increases in interest rates nine times over the last year,” said Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.  “The generally good economic climate in our primary markets that is supported by increased real estate construction and improved agriculture prices, is expected to help continue the Company’s trend of solid performance and sustained growth through the remainder of the year,” concluded Doyle.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Clovis, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp.  Central Valley Community Bank currently operates nine full-service offices in Clovis, Fresno, Kerman, Madera, Oakhurst, Prather and Sacramento.  A tenth office is currently under construction and is scheduled to open in Downtown Fresno in 2005.  Additionally, the Bank operates Real Estate Lending, SBA Lending and Agribusiness Lending Departments.  Investment services are also provided by Investment Centers of America.  Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2004.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(In thousands except share amounts)	June 30, 2005	Dec. 31, 2004	June 30, 2004
ASSETS
Cash and cash equivalents	38,571	46,419	44,928
Available-for-sale investment securities	108,277	98,983	96,520
Loans, less allowance for credit losses of $3,546 at June 30, 2005, $2,697 at Dec. 31, 2004 and $2,532 at June 30, 2004	277,200	206,582	195,673
Other real estate	432	—	—
Bank premises and equipment, net	3,014	2,724	2,897
Intangible assets	10,348	—	—
Accrued interest receivable and other assets	12,710	13,439	10,847

Total assets	$450,552	$368,147	$350,865

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	122,014	105,235	99,372
Interest bearing	279,199	220,951	214,381
Total deposits	401,213	326,186	313,753

Borrowings	6,500	8,500	7,000
Accrued interest payable and other liabilities	4,120	3,855	3,087

Total liabilities	411,833	338,541	323,840

Shareholders equity:
Common Stock, no par value, 40,000,000 shares authorized, 2,923,810, 2,628,867 and 2,625,877shares issued and outstanding at June 30, 2005, Dec. 31, 2004 and June 30, 2004.	12,785	6,343	6,304
Retained earnings	25,660	22,933	20,924
Accumulated other comprehensive income, net of taxes	274	330	(203)
Total shareholders’ equity	38,719	29,606	27,025

Total liabilities and shareholders’ equity	$450,552	$368,147	$350,865

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

For the six months ended	June 30, 2005	June 30, 2004
(Dollars in thousands except per share amounts)
Net Interest Income	$10,394	$6,830

Total Non-Interest Income	1,867	2,243

Total Non-Interest Expense	8,029	6,356

Provision for Income Taxes	1,505	1,031

NET INCOME	$2,727	$1,686

Basic Earnings per Share	$0.94	$0.64
Diluted Earnings per Share	$0.85	$0.58

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

For the three months ended	June 30, 2005	March 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004
(Dollars in thousands except per share amounts)
Net Interest Income	$5,357	$5,037	$4,170	$3,821	$3,465

Total Non-Interest Income	1,012	855	852	842	900

Total Non-Interest Expense	3,978	4,051	3,496	3,151	3,102

Provision for Income Taxes	858	647	485	544	438

NET INCOME	$1,533	$1,194	$1,041	$968	$825

Basic Earnings per Share	$0.53	$0.41	$0.40	$0.37	$0.31
Diluted Earnings per Share	$0.48	$0.37	$0.36	$0.33	$0.29

CENTRAL VALLEY COMMUNITY BANCORP

SELECTED RATIOS

(Unaudited)

For the three months ended	June 30, 2005	March 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004
(Dollars in thousands)
Allowance for credit losses to total loans	1.26%	1.31%	1.29%	1.23%	1.28%

Nonperforming loans to total loans	0.36%	0.50%	0.00%	0.00%	0.00%

Total nonperforming assets	$1,023	$1,308	$—	$—	$—

Net interest margin (calculated on a fully tax equivalent basis)	5.40%	5.19%	5.18%	5.00%	4.70%

Return on average assets	1.36%	1.08%	1.14%	1.10%	0.97%
Return on average equity	16.15%	13.22%	14.09%	13.55%	12.25%